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                                                                  EXHIBIT 11(e)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in each of the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 14, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of The Sierra Variable Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Highlights of the Global Money Fund" and "Independent Accountants" in the Prospectuses and under the headings "Counsel and Auditor" and "Financial Statements" in the Statement of Additional Information.


/S/  PRICE WATERHOUSE LLP
-------------------------

Price Waterhouse LLP
Boston, Massachusetts
April 29, 1997